NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
FOURTH QUARTER 2017 RESULTS AND
QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.- (BUSINESS WIRE) - February 7, 2018 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the fourth quarter and year ended December 31, 2017.

Operating revenue for the quarter ended December 31, 2017 increased 15.6% to $306.1 million from $264.8 million for the same quarter in 2016. Income from operations was $28.8 million, compared to $28.2 million in the prior year quarter. Net income during the period was $35.4 million compared to $12.7 million in the fourth quarter of 2016. Net income per diluted share for the fourth quarter of 2017 was $1.18 compared to $0.42 in the prior year quarter. Adjusted to exclude the $0.16 per share impact of the second quarter 2016 TQI impairment on income taxes, prior year quarter adjusted earnings per share was $0.58.

Bruce A. Campbell, Chairman, President, and CEO, commenting on fourth quarter results said, “Our business units had mixed results during an operationally challenging fourth quarter. Expedited LTL managed its seasonally busy quarter amid a tight Truckload market to deliver strong performance despite a higher use of brokered transportation. Truckload Premium Services also faced a higher use of brokered transportation as it began adjusting to market rates while honoring its committed customer contracts. Our Intermodal group showed good growth while completing the integration of Atlantic and Kansas City Logistics. Pool Distribution managed its peak quarter to generate revenue growth but faced higher variable costs in accommodating this volume, along with an equipment disposal charge.”
In closing Mr. Campbell said, “During 2017, our revenues exceeded $1 billion for the first time in Forward Air’s history. As we end the year, I would like to thank all of our employees and independent contractors for their hard work in helping us achieve this milestone. As we enter 2018 we are well positioned to continue Forward Air’s growth by providing our customers with value added freight and logistics solutions.”

Commenting on the Company’s fourth quarter results, Michael J. Morris, Senior Vice President and CFO, said, “Our fourth quarter net income per diluted share reflects a $0.53 benefit related to the fourth quarter enactment of the Tax Cuts and Jobs Act (“TCJA”). When excluding this TCJA impact, our net income per diluted share would have been $0.65, exceeding our $0.60-$0.64 guidance range.” Regarding the Company’s first quarter 2018 guidance, Mr. Morris said, “We expect first quarter year-on-year revenue growth to be 19% to 23%. This revenue outlook contemplates our 2018 implementation of ASC 606, Revenue from Contracts with Customers, which now requires that we report fuel surcharge revenue on a gross basis. As such, our growth outlook reflects a comparison to our first quarter 2017 revenue which reported fuel surcharge revenue on a net basis. If this prior year period was adjusted to reflect fuel surcharge revenue on a gross basis, we expect our year-on-year revenue growth to be 12% to 16%. We expect net income per diluted share to be between $0.55 and $0.59 in the first quarter of 2018, compared to $0.47 in the prior year quarter.”

A tabular reconciliation of non-GAAP financial measures to reported results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) is contained in the financial summary statements attached to this press release.
On February 6, 2018, our Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable to shareholders of record at the close of business on March 8, 2018, and is expected to be paid on March 23, 2018.
This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.60 per share of common stock, payable in quarterly increments of $0.15 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Review of Financial Results

Forward Air will hold a conference call to discuss fourth quarter 2017 results on Thursday, February 8, 2018 at 10:00 a.m. EST. The Company's conference call will be available online at www.forwardaircorp.com or by dialing (800) 230-1074. A replay of the conference call will be available at www.forwardaircorp.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air keeps your business moving forward by providing services within four business segments: Expedited LTL (provides expedited regional, inter-regional and national LTL services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals); Truckload Premium Services (provides expedited truckload brokerage, dedicated fleet services, as well as high-security and temperature-controlled logistics services); Intermodal (provides first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services); and Pool Distribution (provides high-frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region). For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Operating revenue:
Expedited LTL	$171,208	$147,368	$619,779	$570,778
Truckload Premium Services	46,408	44,003	179,320	164,272
Pool Distribution	50,383	47,507	164,221	148,661
Intermodal	43,054	27,279	148,907	103,671
Eliminations and other operations	(4,937)	(1,364)	(11,411)	(4,852)
Operating revenue	306,116	264,793	1,100,816	982,530

Operating expenses:
Purchased transportation	136,150	112,572	478,167	413,355
Salaries, wages and employee benefits	73,457	66,145	264,739	242,002
Operating leases	16,594	15,808	63,799	60,492
Depreciation and amortization	10,477	9,801	41,055	38,210
Insurance and claims	8,199	6,180	29,578	25,392
Fuel expense	5,094	3,857	16,542	13,233
Other operating expenses	27,369	22,207	98,264	87,425
Impairment of goodwill, intangibles and other assets	—	—	—	42,442
Total operating expenses	277,340	236,570	992,144	922,551
Operating income (loss):
Expedited LTL	23,546	20,492	88,142	83,518
Truckload Premium Services	(451)	1,273	3,248	(35,405)
Pool Distribution	2,706	3,824	6,378	3,633
Intermodal	3,540	2,786	12,673	10,956
Other operations	(565)	(152)	(1,769)	(2,723)
Income from operations	28,776	28,223	108,672	59,979

Other income (expense):
Interest expense	(403)	(366)	(1,209)	(1,597)
Other, net	—	152	(11)	4
Total other income (expense)	(403)	(214)	(1,220)	(1,593)
Income before income taxes	28,373	28,009	107,452	58,386
Income tax (benefit) expense	(7,000)	15,303	20,131	30,716
Net income and comprehensive income	$35,373	$12,706	$87,321	$27,670

Net income per share:
Basic	$1.19	$0.42	$2.90	$0.91
Diluted	$1.18	$0.42	$2.89	$0.90

Dividends per share:	$0.15	$0.15	$0.60	$0.51

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$171.2	100.0%	$147.4	100.0%	$23.8	16.1%

Operating expenses:
Purchased transportation	74.4	43.4	59.6	40.4	14.8	24.8
Salaries, wages and employee benefits	38.9	22.7	36.4	24.7	2.5	6.9
Operating leases	9.1	5.3	8.9	6.1	0.2	2.2
Depreciation and amortization	5.6	3.3	5.6	3.8	—	—
Insurance and claims	5.1	3.0	3.1	2.1	2.0	64.5
Fuel expense	1.0	0.6	0.9	0.6	0.1	11.1
Other operating expenses	13.5	7.9	12.4	8.4	1.1	8.9
Total operating expenses	147.6	86.2	126.9	86.1	20.7	16.3
Income from operations	$23.6	13.8%	$20.5	13.9%	$3.1	15.1%

Expedited LTL Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2017	2016	Change

Operating ratio	86.2%	86.1%	0.1%

Business days	63.0	63.0	—
Business weeks	12.6	12.6	—

Expedited LTL:
Tonnage
Total pounds ¹	684,828	612,098	11.9
Average weekly pounds ¹	54,351	48,579	11.9

Linehaul shipments
Total linehaul	1,143,328	1,006,256	13.6
Average weekly	90,740	79,862	13.6

Forward Air Complete shipments	246,523	202,452	21.8
As a percentage of linehaul shipments	21.6%	20.1%	7.5

Average linehaul shipment size	599	608	(1.5)

Revenue per pound [2]
Linehaul yield	$17.07	$17.40	(1.5)
Fuel surcharge	1.30	1.02	1.3
Forward Air Complete	3.76	3.45	1.4
Total Expedited LTL yield	$22.13	$21.87	1.2%

¹ - In thousands
[2] - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Truckload Premium Services Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$46.4	100.0%	$44.0	100.0%	$2.4	5.5%

Operating expenses:
Purchased transportation	35.4	76.3	31.7	72.1	3.7	11.7
Salaries, wages and employee benefits	5.2	11.2	4.9	11.1	0.3	6.1
Operating leases	0.4	0.9	0.1	0.2	0.3	300.0
Depreciation and amortization	1.6	3.4	1.5	3.4	0.1	6.7
Insurance and claims	1.2	2.6	1.9	4.3	(0.7)	(36.8)
Fuel expense	1.0	2.2	0.7	1.6	0.3	42.9
Other operating expenses	2.1	4.5	1.9	4.3	0.2	10.5
Total operating expenses	46.9	101.1	42.7	97.0	4.2	9.8
Results from operations	$(0.5)	(1.1)%	$1.3	3.0%	$(1.8)	(138.5)%

Truckload Premium Services Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2017	2016	Change

Company driver [1]	2,115	1,665	27.0%
Owner operator [1]	9,405	12,702	(26.0)
Third party [1]	13,193	9,455	39.5
Total Miles	24,713	23,822	3.7

Revenue per mile	$1.81	$1.80	0.6

Cost per mile	$1.51	$1.42	6.3%

¹ - In thousands

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$50.4	100.0%	$47.5	100.0%	$2.9	6.1%

Operating expenses:
Purchased transportation	13.3	26.4	12.5	26.3	0.8	6.4
Salaries, wages and employee benefits	18.9	37.4	17.8	37.5	1.1	6.2
Operating leases	3.8	7.5	3.5	7.4	0.3	8.6
Depreciation and amortization	1.7	3.4	1.5	3.1	0.2	13.3
Insurance and claims	1.5	3.0	1.2	2.5	0.3	25.0
Fuel expense	1.8	3.6	1.6	3.4	0.2	12.5
Other operating expenses	6.7	13.3	5.6	11.8	1.1	19.6
Total operating expenses	47.7	94.6	43.7	92.0	4.0	9.2
Income from operations	$2.7	5.4%	$3.8	8.0%	$(1.1)	(28.9)%

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$43.1	100.0%	$27.3	100.0%	$15.8	57.9%

Operating expenses:
Purchased transportation	17.4	40.4	9.7	35.5	7.7	79.4
Salaries, wages and employee benefits	9.7	22.5	6.6	24.2	3.1	47.0
Operating leases	3.5	8.1	2.8	10.2	0.7	25.0
Depreciation and amortization	1.6	3.7	1.1	4.0	0.5	45.5
Insurance and claims	0.9	2.1	0.8	2.9	0.1	12.5
Fuel expense	1.2	2.8	0.7	2.6	0.5	71.4
Other operating expenses	5.3	12.3	2.8	10.3	2.5	89.3
Total operating expenses	39.6	91.9	24.5	89.7	15.1	61.6
Income from operations	$3.5	8.1%	$2.8	10.3%	$0.7	25.0%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	December 31, 2017	December 31, 2016 (a)
Assets
Current assets:
Cash and cash equivalents	$3,893	$8,511
Accounts receivable, net	143,041	116,602
Other current assets	15,808	11,157
Total current assets	162,742	136,270

Property and equipment	399,235	379,021
Less accumulated depreciation and amortization	193,123	178,816
Net property and equipment	206,112	200,205
Goodwill and other acquired intangibles:
Goodwill	191,671	184,675
Other acquired intangibles, net of accumulated amortization	111,247	106,650
Total net goodwill and other acquired intangibles	302,918	291,325
Other assets	15,944	13,491
Total assets	$687,716	$641,291

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$24,704	$18,012
Accrued expenses	35,069	31,903
Current portion of debt and capital lease obligations	359	28,012
Total current liabilities	60,132	77,927

Debt and capital lease obligations, less current portion	40,588	725
Other long-term liabilities	24,104	21,699
Deferred income taxes	29,403	41,871

Shareholders’ equity:
Common stock	295	301
Additional paid-in capital	195,346	179,512
Retained earnings	337,848	319,256
Total shareholders’ equity	533,489	499,069
Total liabilities and shareholders’ equity	$687,716	$641,291

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	December 31, 2017	December 31, 2016
Operating activities:
Net income	$35,373	$12,706
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,477	9,801
Share-based compensation	2,138	2,130
Loss on disposal of property and equipment	580	90
Provision for loss (recovery) on receivables	26	(10)
Provision for revenue adjustments	924	450
Deferred income taxes	(12,600)	2,864
Tax benefit for stock options exercised	—	(1,595)
Changes in operating assets and liabilities
Accounts receivable	(11,891)	(1,715)
Prepaid expenses and other assets	(2,599)	7,377
Accounts payable and accrued expenses	3,225	3,644
Net cash provided by operating activities	25,653	35,742

Investing activities:
Proceeds from disposal of property and equipment	943	134
Purchases of property and equipment	(24,655)	(13,461)
Acquisition of business	(640)	—
Other	(150)	337
Net cash used in investing activities	(24,502)	(12,990)

Financing activities:
Payments of debt and capital lease obligations	(75)	(13,943)
Proceeds from exercise of stock options	1,630	1,107
Payments of cash dividends	(4,468)	(4,542)
Repurchase of common stock (repurchase program)	(7,000)	(9,997)
Common stock issued under employee stock purchase plan	232	227
Tax benefit for stock options exercised	—	1,595
Net cash used in by financing activities	(9,681)	(25,553)
Net decrease in cash	(8,530)	(2,801)
Cash at beginning of period	12,423	11,312
Cash at end of period	$3,893	$8,511

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year ended
	December 31, 2017	December 31, 2016
Operating activities:
Net income	$87,321	$27,670
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	41,055	38,210
Impairment of goodwill, intangible and other assets	—	42,442
Share-based compensation	8,103	8,334
Loss on disposal of property and equipment	1,281	291
Provision for loss on receivables	1,814	258
Provision for revenue adjustments	3,055	2,020
Deferred income taxes	(12,468)	3,525
Tax benefit for stock options exercised	—	(1,732)
Changes in operating assets and liabilities, net of acquisition of business
Accounts receivable	(31,308)	(9,715)
Prepaid expenses and other assets	(4,434)	283
Accounts payable and accrued expenses	8,945	18,764
Net cash provided by operating activities	103,364	130,350

Investing activities:
Proceeds from disposal of property and equipment	2,440	1,929
Purchases of property and equipment	(38,265)	(42,186)
Acquisition of business, net of cash acquired	(23,140)	(11,800)
Other	(223)	(336)
Net cash used in investing activities	(59,188)	(52,393)

Financing activities:
Payments of debt and capital lease obligations	(42,790)	(55,768)
Proceeds from senior credit facility	55,000	—
Proceeds from exercise of stock options	7,272	8,148
Payments of cash dividends	(18,052)	(15,529)
Purchase of common stock under repurchase program	(48,983)	(39,983)
Common stock issued under employee stock purchase plan	458	442
Cash settlement of share-based awards for minimum tax withholdings	(1,699)	(1,800)
Tax benefit for stock options exercised	—	1,732
Net cash (used in) provided by financing activities	(48,794)	(102,758)
Net decrease in cash	(4,618)	(24,801)
Cash at beginning of year	8,511	33,312
Cash at end of year	$3,893	$8,511

Forward Air Corporation Reconciliation of U.S. GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP (also referred to herein as “reported”). However, the Company also uses “non-GAAP financial measures” that are derived on the basis of methodologies other than in accordance with GAAP. Specifically, the Company believes that meaningful analysis of its financial performance in 2017 and 2016 requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance.

This press release contains the following non-GAAP financial measures: adjusted income from operations, adjusted net income, adjusted earnings per diluted share, adjusted effective income tax rate and guidance with respect to adjusted net income per diluted share. These measures exclude intangible asset impairment costs and intangible asset impairment tax ramifications related to TQI for the three months ended December 31, 2016. The Company believes that excluding these items will assist investors in understanding our core operating performance and allow for more accurate comparisons of results.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the tables below present, for the periods indicated, a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Three months ended December 31, 2016
	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$28.0	$15.3	54.6%	$12.7	$0.42
Items impacting comparability:
Impact of TQI impairment on income taxes	—	(5.0)	17.8%	5.0	0.16
After considering items (Non-GAAP)	$28.0	$10.3	36.8%	$17.7	$0.58

The following table summarizes supplemental full year 2018 guidance information that management believes to be useful.

Forward Air Corporation
Additional Guidance Data
(In thousands, except per share data)
(Unaudited)

Three months ended
Actual	December 31, 2017
Net income	$35,373
Income allocated to participating securities	(284)
Numerator for diluted income per share - net income	$35,089

Fully diluted share count	29,635
Diluted earnings per share	$1.18

Projected	Full year 2018
Projected tax rate	25.0%

Projected year end fully diluted share count (before consideration of future share repurchases)	28,800

Projected capital expenditures, net	$46,000

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expected first quarter 2018 operating results, such as revenue growth and earnings, and guidance relating to income per diluted share, adjusted income per diluted share and adjusted effective tax rate for the second quarter.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, tax matters, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs, our inability to successfully integrate acquisitions and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2016.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com